                                                                    Exhibit 3.49

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                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                           IMPERIAL EAGLE SHIPPING LLC

                  A MARSHALL ISLANDS LIMITED LIABILITY COMPANY

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                                       -i-

Schedule 1: Ownership of LLC Shares

                                      -ii-

                       LIMITED LIABILITY COMPANY AGREEMENT

     This Limited Liability Company Agreement (the "Agreement") of IMPERIAL
EAGLE SHIPPING LLC (the "Company"), is made and entered into effective as of the
30th day of October, 2006, by Eagle Bulk Shipping Inc., a corporation organized under the laws of the Republic of the Marshall Islands (the "Member").

                                    RECITALS

       WHEREAS, the Member is the sole Member of the Company and desires to organize the Company and provide for the management of the Company and its affairs and for the conduct of its business.

     NOW, THEREFORE, it is agreed as follows:

1 DEFINED TERMS

     The terms used in this Agreement, with their initial letters capitalized, shall, unless the context thereof otherwise requires, have the meanings specified in this Article 1. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, as the context requires. When used in this Agreement, the following terms shall have the meanings set forth below:

          (a)  "Act" shall mean the Limited Liability Company Act of 1996 of the
               Republic of the Marshall Islands, as the same may be amended from time to time.

          (b)  "Affiliate" shall mean, with respect to a specified Person, any
               Person that directly, or indirectly through one or more
               intermediaries, controls, is controlled by, or is under common control with the specified Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

          (c)  "Agreement" shall mean this Limited Liability Company Agreement as originally executed and as amended, modified, supplemented or restated from time to time in accordance with the terms of this
               Agreement.

          (d)  "Business" shall mean engaging in any lawful business, purpose or activity permitted by the Act.

          (e)  "Certificate" shall mean the Certificate of Formation filed pursuant to the Act with the Republic of the Marshall Islands
               Registrar of Corporations pursuant to which the Company was organized as a Marshall Islands limited liability company.

          (f)  "Company" shall have the meaning set forth in the preamble.

          (g)  "Covered Person" means the Member, an Affiliate of the Member, any officer, director, shareholder, partner, member, employee, representative or agent of the Member or any of their respective
               Affiliates, or any current or former officer, employee or agent of the Company or any of its Affiliates.

          (h)  "LLC Shares" shall mean the aggregate limited liability company interests of the Company authorized to be issued pursuant to this
               Agreement.

          (i)  "Member" shall have the meaning set forth in the preamble and shall have the same meaning as the term "member" under the Act.

          (j)  "Person" shall mean a natural person, corporation, partnership, joint venture, trust, estate, unincorporated association, limited liability company, or any other juridical entity.

2 ORGANIZATION

     2.1 Formation.

     The Company was formed as a limited liability company under the Act on
October 30, 2006, by the filing of the Certificate with the office of the
Marshall Islands Registrar of Corporations. Any and all actions in connection with such formation are hereby ratified, confirmed and approved.

     2.2 Name.

     The name of the Company formed by the filing of the Certificate is
"Imperial Eagle Shipping LLC" and all Business of the Company shall be conducted in the name set forth in the Certificate or such other names that comply with applicable law as the Member may from time to time designate.

     2.3 Purpose.

     The purpose for which the Company is established is to engage in the
Business and in any lawful activity permitted by the Act as the Company may deem necessary, appropriate, proper, advisable, convenient or incidental to or for the furtherance of the Business.

                                        2

     2.4 Registered Office; Registered Agent.

     The registered office of the Company required by the Act to be maintained in the Republic of the Marshall Islands shall be the office of the initial registered agent named in the Certificate or such other office as the Member may designate from time to time in the manner provided by law. The registered agent of the Company in the Republic of the Marshall Islands shall be the initial registered agent named in the Certificate or such other person or persons as the
Member may designate from time to time in the manner provided by law.

     2.5 Principal Office.

     The principal office of the Company shall be the Company's registered office except as otherwise may be determined by the Member.

     2.6 Term.

     The Company commenced its existence on the date the Certificate was accepted for filing by the Registrar of Corporations, and shall have perpetual existence unless the Company is dissolved in accordance with the Act.

     2.7 Authorized LLC Shares; Vote

          (a)  The aggregate number of LLC Shares of the Company authorized to be issued pursuant to this Agreement is one hundred (100).

          (b)  The Member's ownership of LLC Shares in the Company is set forth in Schedule 1 hereto.

          (c)  Each LLC Share owned by a Member shall entitle the Member to one
               (1) vote on any matter brought before the Member for a vote. The
               Member shall own all of the LLC Shares issued and outstanding.

3 CAPITAL CONTRIBUTIONS

     3.1 Capital Contributions.

     The Member shall contribute such sums and/or assets as it, in its sole discretion, shall deem necessary or appropriate to enable the Company to carry out its Business.

     3.2 No Interest on Capital Contributions.

     Except as otherwise expressly provided herein, the Member shall not receive any interest on its capital contributions to the Company.

                                        3

4 MANAGEMENT

     4.1 Management By Member.

     The management of the Company shall be vested exclusively in the Member.
The Member, in its capacity as sole Member, may make all decisions and take all actions for the Company as in its sole discretion it shall deem necessary or appropriate to enable the Company to carry out the purposes for which the
Company was formed including, without limitation, the following:

          (a)  entering into, making and performing contracts, agreements, undertakings and guarantees of whatsoever kind and nature in the name and on behalf of the Company;

          (b)  setting aside reserves, opening and maintaining bank and investment accounts and arrangements, drawing checks and other orders for the payment of money, and designating individuals with authority to sign or give instructions with respect to those accounts and arrangements;

          (c)  selling, conveying, mortgaging, pledging, exchanging and disposing of property;

          (d)  incurring liabilities, borrowing money, issuing notes, bonds and other obligations and securing any of the Company's obligations by mortgage or pledge of any of the Company's property or income;

          (e)  collecting sums due to the Company; bringing and defending on behalf of the Company actions and proceedings at law or in equity before any court or governmental, administrative or other
               regulatory agency, body or commission or otherwise;

          (f)  selecting, removing, and changing the authority and
               responsibility of lawyers, auditors and other advisers and consultants;

          (g)  issuing Powers of Attorney in favor of such persons as it may deem necessary or appropriate to carry out and implement any decisions made or actions taken on behalf of the Company pursuant to this Section 4.1; and

          (h)  the adoption of such resolutions, including by unanimous written consent, as it may deem necessary or appropriate to approve any decisions made or actions taken on behalf of the Company pursuant to this Section 4.1.

                                        4

     Any correspondence sent by the Member, in its capacity as sole Member, on behalf of the Company and any agreements, contracts, undertakings, Powers of
Attorney or other documents executed by the Member, in its capacity as sole
Member, on behalf of the Company shall be signed by the Member as follows:

               IMPERIAL EAGLE SHIPPING LLC

               By: Eagle Bulk Shipping Inc.,
                   its Sole Member

               By:
                   ---------------------------------
                   Name:
                   Title:

     4.2 Delegation of Authority and Duties.

          (a)  Any person dealing with the Company may rely upon the authority of the Member, in its capacity as sole Member in taking any action in the name of the Company without inquiry into the provisions of this Agreement or compliance herewith, regardless of whether that action actually is taken in accordance with the provisions of this Agreement.

          (b)  Unless authorized to do so by this Agreement or the Member, in its capacity as sole Member, no agent or employee of the Company shall have any power or authority to bind the Company in any way, to pledge its credit, or to render it liable pecuniarily for any purpose.

5 LIABILITY, EXCULPATION AND INDEMNIFICATION

     5.1 Liability.

     Except as otherwise provided by the Act, all debts, obligations and liabilities of the Company (including, without limitation, under a judgment, decree or order of a court), whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no
Covered Person shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Covered Person.

     5.2 Exculpation.

     No Covered Person shall be liable to the Company or any other Covered
Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the
Company and in a manner believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered
Person's gross negligence, willful misconduct or willful breach of this
Agreement.

                                        5

     5.3 Indemnification.

     To the fullest extent permitted by applicable law, the Company shall indemnify and hold harmless each Covered Person from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits, proceedings, civil, criminal, administrative or investigative, in which the
Covered Person may be involved, or threatened to be involved; as a party or otherwise, by reason of its management of the affairs of the Company or which relates to or arises out of the Company or its property, business or affairs, except that no Covered Person shall be entitled to such indemnification with respect to any loss, damage or claim incurred by such Covered Person by reason of such Covered Person's gross negligence, willful misconduct or willful breach of this Agreement; provided, that any indemnity under this Section 5.3 shall be provided out of and to the extent of Company assets only, and no Covered Person shall have any personal liability on account thereof.

     5.4 Expenses.

     To the fullest extent permitted by applicable law, expenses (including, without limitation, reasonable attorneys' fees, disbursements, fines and amounts paid in settlement) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding relating to or arising out of their performance of their duties on behalf of the Company shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall ultimately be determined by a court of competent jurisdiction that the Covered Person is not entitled to be indemnified as authorized in Section 5.3.

     5.5 Severability.

     To the fullest extent permitted by applicable law, if any portion of this
Article 5 shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each Covered Person as to costs, charges and expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company, to the fullest extent permitted by any applicable portion of this Article 5 that shall not have been invalidated.

     5.6 No Third Party Rights.

     Except as expressly provided herein, none of the provisions of this Article
5 shall be deemed to create or grant any rights in favor of any third party, including, without limitation, any right of subrogation in favor of any insurer or surety. The rights of indemnification granted hereunder shall survive the dissolution, winding up and termination of the Company.

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6 DISTRIBUTIONS

     6.1 Distributions/Available Cash.

     The Member, in its capacity as sole Member, shall in its sole discretion determine from time to time to what extent (if any) the Company's cash on hand exceeds the current and anticipated needs of the Company. To the extent any such excess exists, the Member may make distributions to itself as sole Member, subject to Section 40 of the Act.

7 BOOKS AND RECORDS; FISCAL YEAR; TAX MATTERS

     7.1 Books and Records.

     The books and records of the Company shall, at the cost and expense of the
Company, be kept and cause to be kept by the Company at the principal office of the Company or at such other location as the Member may from time to time determine.

     7.2 Fiscal Year.

     Unless otherwise determined by the Member, the Company's books and records shall be kept on a December 31 calendar year basis and shall reflect all Company transactions and be appropriate and adequate for conducting the Company's affairs.

     7.3 Tax Matters.

     The Member intends and acknowledges that, for so long as it remains the sole Member of the Company, the Company shall be disregarded as a separate entity from the sole Member for U.S. federal income tax purposes and the Member shall file such elections with the U.S. tax authorities as may be required to assure such tax status as such.

8 MISCELLANEOUS

     8.1 Complete Agreement.

     This Agreement constitutes the complete and exclusive statement of the agreement regarding the management and governance of the Company and it affairs and replaces and supersedes all prior agreements regarding the management and governance of the Company and its affairs.

     8.2 Governing Law.

     This Agreement and the rights of the parties hereunder will be governed by, interpreted, and enforced in accordance with the laws of the Republic of the
Marshall Islands without giving regard to principles of conflicts of law.

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     8.3 Headings.

     All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

     8.4 Severability.

     If any provision of this Agreement is held to be illegal, invalid or unenforceable under the present or future laws effective during the term of this
Agreement, such provision will be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this
Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     8.5 Amendment.

     All amendments to this Agreement must be in writing and signed by the
Company and the Member.

                                        8

     IN WITNESS WHEREOF, this Limited Liability Company Agreement has been executed by a duly authorized representative of the sole Member as of the date first set forth above.

                                    EAGLE BULK SHIPPING INC.

                                    By: /s/ Sophocles Zoullas
                                        ----------------------------------------
                                    Name: Sophocles Zoullas
                                    Title: President and Chief Executive Officer

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                                                                      SCHEDULE 1

                             OWNERSHIP OF LLC SHARES

Member                     LLC Shares
------                     ----------
Eagle Bulk Shipping Inc.      100.0
                              -----
   Total LLC Shares           100.0

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